Net Asset Valuation Presentation Aura Castle Hills Oxford Square January 2016 Exhibit 99.1

Presenters Scott Hall Senior Vice President of Operations John Starr Chief Portfolio Officer Fairfield Ranch 2

General Notices This is not an offer to sell nor a solicitation of an offer to buy shares of the REIT. This piece is for general information purposes only and does not constitute legal, tax, investment, or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “anticipates,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially from those expressed or implied in the REIT’s forward-looking statements. Important factors, among others, that could cause the REIT's actual results to differ materially from those in its forward-looking statements include those identified in the Risk Factors described below. Investors should not place undue reliance on forward-looking statements. The REIT is under no obligation to, and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. An investment in the REIT is subject to significant risks, some of which are summarized below in the “Risk Factors” section of this piece. See also, “Risk Factors” in the REIT’s public filings for a more detailed description of the risks associated with an investment in the REIT. 3

Risk Factors Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment. The shares may lose value or investors could lose their entire investment. The shares are not FDIC-insured, nor bank guaranteed. Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares. Stockholders will bear the economic risks of an investment in the shares for a substantial and indefinite period. If investors are able to sell their shares, it would likely be at a substantial loss of the amount invested. The REIT relies on its advisor and the advisor’s affiliates to select the REIT’s properties and to conduct the REIT’s operations. The REIT is obligated to pay substantial fees to its advisor, managing dealer, property manager and their respective affiliates based upon agreements which have not been negotiated at arm’s length, some of which are payable based upon factors other than the quality of services. These fees could influence their advice and judgment in performing services. Currently, the REIT is incurring fees and expenses, some of which will need to be reimbursed to its advisor and affiliates. Certain officers and directors of the advisor also serve as the REIT’s officers and directors, as well as officers and directors of competing programs, and/or joint venture partners, resulting in conflicts of interest. Those persons could take actions more favorable to other entities. 4

Risk Factors During the REIT's public offerings, the REIT made distributions to its stockholders in the form of shares of its stock. Stock distributions served to provide early stockholders with additional shares as compared to later stockholders for the same initial cash investment. As a result, early stockholders are allocated greater percentages of any accretion in the value of the REIT's early property developments and in any sales proceeds or liquidating distributions upon the sale of such properties or occurrence of an exit event. The REIT believes its former stock distribution policy aligned the age of the REIT's stockholder base with the long term appreciation in the value of the REIT's assets. The REIT's board of directors will continue to periodically review the REIT's distribution policy. If the REIT makes cash distributions from sources other than from its cash flows or funds from operations, such as from borrowings, such distributions could lower stockholders’ overall return on investment. The REIT has not established a limit on the extent to which it may use borrowings or issue shares of common stock to pay distributions. There is no assurance that the REIT will make any further distributions. The amount or basis of distributions, if any, will be determined solely by and at the discretion of the REIT’s board of directors. The distribution of new common stock is not currently included as a component of the stockholder’s gross income under the IRS Code and is therefore tax deferred and not taxable when received. Stockholders should consult with their financial advisor, accountant and/or attorney for tax advice specific to their particular needs and objectives. If the REIT fails to maintain its qualification as a REIT for any taxable year, it will be subject to federal income tax on taxable income at regular corporate rates. In such an event, net earnings available for investment or distributions would be reduced. 5

Risk Factors The REIT has incurred debt to make its investments. The use of leverage to acquire assets may hinder the REIT’s ability to pay distributions and/or decrease the value of stockholders’ investment in the event income from, or the value of the property securing the debt declines. The REIT made only a limited number of investments resulting in a less diversified portfolio in terms of the number of investments owned and their geographic locations. All of the REIT’s current investments are in multifamily development properties in the Southeast and Sun Belt regions of the United States. An investment in the REIT’s shares is subject to greater risk to the extent that the REIT has limited geographic and sector diversification in its portfolio of investments. If sales of our properties or other assets not owned by a TRS are deemed prohibited transactions, we may be subject to a 100% penalty federal tax on the gains resulting from those sales. A “prohibited transaction” is a sale by a REIT of real property or other assets held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., real property or other assets that are not held for investment but are held as inventory for sale by the REIT). Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. 6

Valuation Disclosures Our estimated net asset value per share is based upon subjective judgments, assumptions and opinions which may or may not turn out to be correct. You should not rely upon our estimated net asset value as representative of the amount that might be paid to you for your shares in a market transaction, or in a liquidity event. In determining our estimated net asset value per share, we relied upon a valuation of our portfolio of properties as of Dec. 31, 2015. Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties. Therefore, the estimated present value to the Company of our equity in our portfolio may not reflect the amount that would be realized upon a sale of each of our properties. We intend to conduct annual year end valuations in accordance with our valuation policy. If we do not perform a subsequent calculation of the net asset value per share of our shares, you may not be able to determine the net asset value of your shares on an ongoing basis. This valuation represents the estimated net asset value per share as a snapshot in time, which will fluctuate over time, and should not be relied upon as representative of the amount a stockholder could expect to receive now or in a future liquidation event. Numerous assumptions were made with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of the Company and CBRE Capital Advisors, Inc., the Company’s independent valuation consultant. CBRE Cap is not responsible for our estimated net asset value per share as of Dec. 31, 2015. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices. 7

CNL Growth Properties Oxford Square Whitehall Parc Patterson Place 8 • Net Asset Value as of December 31, 2015 is $8.65 Per Share • CNL Growth Properties is a non-traded real estate investment trust (REIT) • The REIT invested in commercial real estate opportunities in Growth-Oriented Markets, with a focus on Multifamily Development • Offering closed to new investors April 2014 • 13 Properties in Portfolio – Primarily Southeast and Sun Belt Regions • In September 2015 the Board of Directors engaged CBRE Capital Advisors as exclusive financial advisor to assist with strategic alternatives

Highlights Commenced initial offering in October 2009 Launched follow-on offering in August 2013 Closed second offering in April 2014 Raised approximately $208 million in equity since initial offering Invested in a total of 17 assets Sold Four Assets in 2015 Two special distributions to shareholders in 2015 totaling $3.00 per share Woodfield Long Point Charleston, SC Crescent Alexander Village Charlotte, NC Crescent Crosstown Tampa, FL Crescent Cool Springs Franklin, TN Completed acquisition phase April 2015 Engaged CBRE Cap as financial advisor September 2015 9

Four Dispositions Since Year End 2014 NAV



Project:	**Woodfield Long Point**
Market:	Mt. Pleasant/Charleston, S.C.
Profile:	258-unit, class-A, garden-style multifamily community
Capitalized cost:	$29.4 million
Sale price:	$55.5 million[1]
Sale date:	Jan. 15, 2015



Project:	**Crescent Alexander Village**
Market:	Charlotte, N.C.
Profile:	320-unit, class-A, garden-style multifamily community
Capitalized cost:	$34.3 million
Sale price:	$52.3 million[1]
Sale date:	Sept. 29, 2015



Project:	**Crescent Crosstown**
Market:	Tampa, Fla.
Profile:	344-unit, class-A, garden-style multifamily community
Capitalized cost:	$36.4 million
Sale price:	$58.3 million[1]
Sale date:	Oct. 5, 2015



Project:	**Crescent Cool Springs**
Market:	Franklin, Tenn.
Profile:	252-unit, class-A, garden-style multifamily community
Capitalized cost:	$39.9 million
Sale price:	$60.0 million[1]
Sale date:	Dec. 8, 2015

[1] Represents gross sales proceeds.

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CNL Growth Properties

Two special cash distributions to shareholders in 2015 $1.30 February 2015 $1.70 December 2015 NAV Adjustments NAV Per Share   Effective   Description $10.63 Dec. 31, 2014 2014 NAV (based on preliminary Dec. 31, 2014 balance sheet data) $10.70 Feb. 9, 2015 Updated 2014 NAV (based on final Dec. 31, 2014 balance sheet data) ($ 1.30) Feb. 9, 2015 Special cash distribution to shareholders $ 9.40 Feb. 9, 2015 2014 NAV as adjusted Feb. 9, 2015 ($ 1.70) Dec. 18, 2015 Special cash distribution to shareholders $ 7.70 Dec. 18, 2015 Revised 2014 NAV $ 8.65 Dec. 31, 2015 2015 NAV (based on preliminary Dec. 31, 2015 balance sheet data) 11 Adjustments for Special Cash Distributions $1.30 Feb. 9, 2015 Special Cash Distribution $1.70 Dec. 18, 2015 Special Cash Distribution $11.65* for illustration purposes only. does not represent net asset value per share. * Is not a measure of performance and should not be used to evaluate return on investment. Is not necessarily indicative of the amount a shareholder would ultimately realize in total distributions upon a liquidation of the Company.

ESTIMATED NAV PER SHARE BUILD-UP

Table of Value Estimates for Components of Net Asset Value				
	As of Dec. 31, 2015		As of Dec. 31, 2014	
	Value ($ in 000's)	Per Share	Value ($ in 000's)	Per Share
Present value of equity in operating assets, and development projects[1]	$196,680	$8.73	$199,439	$8.85
Cash and cash equivalents[2]	$20,360	$0.90	$46,854	$2.08
Other assets[3]	$1,223	$0.06	$638	$0.03
Accounts payable and other accrued expenses	($4,956)	($0.22)	($4,607)	($0.20)
Other liabilities[4]	($4,237)	($0.19)	($1,492)	($0.07)
Estimated NAV per share	$209,070	$9.28	$240,832	$10.69
Less: Incentive Fee to Advisor[5]	($3,617)	($0.16)	($1,393)	($0.06)
Adjusted Estimated NAV Per Share (Net of Incentive Fee)	**$205,453**	**$9.12**	**$239,439**	**$10.63**
Less: Hypothetical Transaction Costs[6]	($10,503)	($0.47)		------
Adjusted NAV Per Share (Net of Incentive Fee & Transaction Costs)[7]	**$194,950**	**$8.65**		-------

Special Distribution Adjustments for Illustrative Purposes				
Adjustments for Special Distributions:				
Feb. 9, 2015		$ 1.30		
Dec. 18, 2015		$ 1.70		
		$11.65*		$10.63

* Is not a measure of performance and should not be used to evaluate return on investment. Is not necessarily indicative of the amount a shareholder would ultimately realize in total distributions upon a liquidation of the Company FOR ILLUSTRATION PURPOSES ONLY. DOES NOT REPRESENT NET ASSET VALUE PER SHARE.

[1]CGP share of equity including promote structures in each venture. [2] Includes $1.4 million of restricted cash. [3] Includes accounts receivable and prepaid expenses.

[4] Includes amounts due to related parties, security deposits and prepaid rent. [5] Calculated per advisory agreement.

[6] Assumes estimated transactions costs of 2.5% of property values split between CGP and development partners plus $2.3 million of entry-level costs borne by CGP.

[7] The estimated NAV per share is a snapshot in time which will fluctuate over time, and should not be relied upon as representative of the amount a stockholder could expect to receive now or in a future liquidation event.



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CNL Growth Properties

Estimated Net Asset Value (NAV) Consistent with our valuation policy and certain recommendations and methodologies set forth in the IPA Valuation Guidelines1 Individual MAI property appraisals (no enterprise/portfolio adjustments) Use of independent valuation consultant Engaged CBRE Capital Advisors, Inc. (“CBRE Cap”) an independent investment banking firm to provide a valuation analysis Disclosure of key assumptions & methodology Utilized discounted cash flow method Range provided by adjusting key assumptions Discount rates Terminal capitalization (“terminal cap”) rates •Deduction of hypothetical transaction costs, which are outside of the guidelines set forth by the IPA 1There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements. 13

Methodology •The valuation utilized a discounted cash flow analysis based on projected sale dates. •The Company’s 13 real estate properties were categorized into two classifications. Operating Assets (9 properties) Development Projects (4 properties) •Operating cash flows were determined as follows: Projected stabilized cash flows based on MAI appraisals. Projected pre-stabilized cash flows based on the REIT’s operating budget, prepared by the development partner in conjunction with management. Historical cash flows based on actual property distributions from realized rents. 14

Methodology •Additionally, development cash flows were based on the Company’s development budget, prepared by the development partner in conjunction with the Company. For joint venture properties, values were estimated by discounting the Company’s respective share of the joint ventures’ estimated future cash flows in accordance with the partnership agreements (after debt service and the repayment of debt) in order to reflect the Company’s economic interests in each asset. •A terminal capitalization rate was used to calculate terminal value (stabilized NOI/terminal capitalization rate) of the assets at stabilization. Terminal capitalization rates vary by location, asset quality and supply/demand metrics. 15

•A valuation range was determined by varying the discount rate and the terminal cap rate of each real estate asset. The range was set at 54bps on the discount rate and 27bps on the terminal capitalization rate of each asset. Represents an approximate 5% sensitivity on the discount rate and terminal capitalization rate ranges consistent with IPA guidelines . •A share count of 22,526,171 as of December 31, 2015 was utilized. •The weighted-average discount rate was 10.90% with a range of 10.63% to 11.17%. •The weighted average terminal capitalization rate was 5.38%, with a range of 5.24% to 5.51%. Valuation Summary 16

Looking Ahead • Monitor the completion of construction at our remaining development properties. • Engaged CBRE Capital Advisors, Inc. as exclusive financial advisor to explore strategic alternatives: Merger with another company Listing of common stock on a national exchange Sale of the company Sale of the company’s assets •The Company continues to explore strategic alternatives with its financial advisor in order to bring future liquidity to shareholders. 17

For More Information Investors To obtain additional information about CNL Growth Properties, please consult your Financial Advisor or visit CNLGrowthProperties.com. Financial Professionals For more information about CNL Growth Properties, please contact our managing dealer, CNL Securities, Member FINRA/SIPC at 866-650-0650 or CNLSecurities.com. This is not an offer. Dissemination to investors is prohibited. Investments in non-traded real estate investment trusts (REITs) are subject to significant risks. These risks include limited operating histories, reliance on the advisors, conflicts of interests, use of leverage, payment of substantial fees to the advisors and their affiliates, illiquidity and liquidations at less than the original amounts invested. © 2016 CNL Global Growth Advisor, LLC. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc. 18

Aura Castle Hills Oxford Square January 2016 Questions